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                                                                    Exhibit 10.5


                            CHICAGO TITLE CORPORATION
                       DIRECTORS' EQUITY COMPENSATION PLAN

1. Purpose. The purpose of the Chicago Title Corporation Directors' Equity Compensation Plan (the "Plan") is to advance the interests of Chicago Title Corporation (the "Company") and its stockholders by encouraging increased stock ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through continuing ownership of the Company's common stock.

2. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying payments in shares of the Company's common stock made under the Plan. The Board shall have the power to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Company. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3. Participation. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive stock payments (each, a "Stock Payment") as a portion of the annual retainer payable to such Non-Employee Director in shares of the Company's common stock, par value $1.00 per share ("Common Stock"), in accordance with Paragraph 5 below. As used herein, the term "subsidiary" means any corporation at least 40 percent of whose outstanding voting stock is owned, directly or indirectly, by the Company.

4. Shares of Stock Subject to Plan. Subject to adjustment as provided in Paragraph 6 below, the shares of Common Stock paid to Non-Employee Directors under the Plan shall not exceed an aggregate of 50,000 shares. Shares to be delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares.

5. Annual Retainer.

      (a) Annual Retainer. On the day following the meeting of the Board scheduled to be held in June 1998 (the "1998 Payment Date") and thereafter in May of each calendar year, each Non-Employee Director shall receive for the following year's

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service as a director of the Company his annual retainer, exclusive of any per meeting fees, committee fees or expense reimbursements, as set from time to time by the Board ("Annual Retainer") fifty percent in the form of a Stock Payment and fifty percent in cash.

      (b) Date of Payment, Number of Shares Comprising Stock Payment. The Annual Retainer shall be paid on the 1998 Payment Date and thereafter in May of each calendar year. The total number of shares of Common Stock included in each Stock Payment shall be determined by dividing the amount of a Non-Employee Director's Annual Retainer that is to be paid in shares of Common Stock by the Market Price of a share of Common Stock. For purposes of the Plan, (x) in respect of the Stock Payment to be made on the 1998 Payment Date, Market Price is the average of the daily averages of the high and low sales prices of Common Stock as reported on The New York Stock Exchange Composite Transactions Tape for the ten trading days preceding the 1998 Payment Date (or, in the event that there is no trading of Common Stock on any day during the ten-trading-day period, for such lesser number of days within such ten-trading-day period when Common Stock is traded) and (y) in respect of the Stock Payments to be made in May of each year commencing May 1999, Market Price is the average of the daily averages of the high and low sales prices of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for all trading days on which the Common Stock was traded on the New York Stock Exchange during the immediately preceding April. No fractional shares will be issued by the Company. An amount in lieu thereof shall be paid in cash based upon the Market Price of such fractional share.

      (c) Adjustment of Annual Retainer. If a Non-Employee Director's services as a board member are terminated prior to the next annual meeting of the Company's stockholders, for any reason, a pro rata portion of the Annual Retainer reflecting payment for service during the remainder of such annual term shall be repaid to the Company by such Non-Employee Director promptly after such termination.

      6. Dilution and Other Adjustments. In the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash dividend, or sale, lease or transfer of substantially all of the assets of the Company), the number or kind of shares that may be issued under the Plan pursuant to Paragraph 4 above shall be automatically adjusted to give effect to the occurrence of such event.

7. Miscellaneous Provisions.

      (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to receive Stock Payments. Neither the Plan


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nor any action taken hereunder shall be construed as giving any Non-Employee
Director any right to be retained in the service of the Company.

      (b) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

      (c) It shall be a condition to the obligation of the Company to issue shares of Common Stock pursuant to a Stock Payment, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.

      (d) The expenses of the Plan shall be borne by the Company.

8. Amendment or Discontinuance. The Plan may be amended or modified at any time and from time to time by the Board as the Board shall deem advisable, provided, however, that no amendment or modification may become effective without approval by the stockholders of the Company if the Company determines, on advice of counsel, that stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company determines that stockholder approval is otherwise necessary or desirable, and provided further, that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employment Retirement Income Security of 1974, as amended, or the rules promulgated thereunder. Except to the extent otherwise required by the Company's Certificate of Incorporation or the Company's By-Laws, the stockholders shall be deemed to have approved an amendment or modification to the Plan which is submitted to the stockholders for approval if and when such amendment or modification is approved at a meeting of the stockholders by a majority of the voting power of the Voting Stock (all as defined in the Company's Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting. No amendment or modification of the Plan shall materially and adversely affect any right of any participant with respect to any Annual Retainer theretofore paid, without such participant's written consent.

9. Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

      (a) upon the adoption of a resolution of the Board terminating the Plan;
or

      (b) December 31, 2008.


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No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, with respect to any Annual Retainer theretofore paid under the Plan.

_____________, 1998


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